                       RECONDITIONED SYSTEMS, INC.

                            444 WEST FAIRMONT
                           TEMPE, ARIZONA 85282

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD AUGUST 8, 1997

To the Stockholders of Reconditioned Systems, Inc.:

     The 1997 Annual Meeting of the Stockholders of Reconditioned Systems, Inc., an Arizona corporation ("the Company"), will be held at Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282, on Friday, August 8, 1997 at 8:00 a.m., Mountain Standard Time, for the following purposes:

     1.   To elect three directors to the Board of Directors;

     2. To consider and act upon a proposal to adopt the Reconditioned Systems, Inc. 1997 Stock Option Plan;

     3. To consider and act upon a proposal to ratify the appointment of Semple & Cooper, PLC as the Company's independent public accountants for the fiscal year ending March 31, 1998; and

     4. To transact such other business as may properly come before the meeting.

     Only Stockholders of record at the close of business on June 27, 1997 are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock as of such date are entitled to vote on all of the above proposals. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of Stockholders entitled to vote at the Annual Meeting will be open for inspection at the Annual Meeting and will be open for inspection at the office of Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282 during ordinary business hours for ten days prior to the meeting.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                              By Order of the Board of Directors,

                              /s/ Dirk D. Anderson
                              ---------------------------
                              Dirk D. Anderson, Secretary
Tempe, Arizona
July 8, 1997
        2                    PROXY STATEMENT
                                    OF
                        RECONDITIONED SYSTEMS, INC.
                            444 WEST FAIRMONT
                           TEMPE, ARIZONA 85282
                       -----------------------------
                            GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Reconditioned Systems, Inc., an Arizona corporation ("the Company"), of proxies for use at the 1997 Annual Meeting of Stockholders to be held on August 8, 1997, at 8:00 a.m., Mountain Standard Time. The Annual Meeting will be held at Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282.

    This Proxy Statement and the accompanying form of proxy are being first mailed to Stockholders on or about July 8, 1997. The Stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Annual Meeting.

     Proxies will be solicited from the Company's Stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

     Only holders (the "Stockholders") of the Company's Common Stock, no par value (the "Common Stock") at the close of business on June 27, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 1,473,950 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. A majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

     The affirmative vote of holders of a plurality of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of election of directors pursuant to Proposal One. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposals Two, Three and Four. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except Proposal One relating to the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal.
Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Stockholders voting on the election of directors may cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Stockholder's shares are entitled, or may distribute their votes on the same principle among as many candidates as being solicited. In order to cumulate votes, at least one
Stockholder must announce, prior to the casting of votes for the election of directors, that he or she intends to cumulate votes.
Proxies will be tabulated by the Company with the assistance of the Company's transfer agent. The Company will, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 1, 1997, with respect to the number of shares of the Company's equity securities beneficially owned by individual directors, by all directors and officers of the Company as a group and by persons known by the Company to own more than 5% of the Company's Common Stock.






















                                                        Percent
          Name and Address of           Common            of
            Beneficial Owner            Shares          Total**
          ------------------            ------          -------
          Quota Fund N V Balto          481,481         27.1%
          888 Seventh Avenue
          33rd Floor
          New York, NY 10106

          Granite Capital               231,117         13.0%
          126 East 56th Street
          25th Floor
          New York, NY 10022

          Scott W. Ryan                 197,996*        11.2%
          111 Presidential Boulevard
          Suite 246
          Bala Cynwyd, PA 19004

          E. & W. Zachs Partnership     144,443          8.1%
          40 Woodland Street
          Hartford, CT 06105

          Dirk Anderson                 101,500*         5.7%
          444 W. Fairmont
          Tempe, AZ 85282

          Wayne Collignon               100,017*         5.6%
          444 W. Fairmont
          Tempe, AZ 85282

          All directors and officers as 399,513**       22.5%
          a group (three persons)

          _____________
     * Includes options to purchase 100,000 shares that are presently exercisable.
     ** Includes options to purchase 300,000 shares that are presently exercisable.

        5                      PROPOSAL ONE
                          ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors currently consists of three members holding seats to serve as members until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, unless they earlier resign or are removed from office. The Company's Articles of Incorporation presently provide for a Board of Directors of not less than three (3) nor more than nine (9) in number, with the exact number to be fixed as provided by the Company's Bylaws. The term of office of all directors will expire at the 1997 Annual Meeting of Stockholders.

     On May 6, 1997, the Company's Board of Directors nominated Messrs. Wayne R. Collignon, Dirk D. Anderson, and Scott W. Ryan for election to the Board of Directors. Each of the nominees is currently serving as a director, and a brief description of the business experience of each nominee is set forth below in the table under the heading "Directors and Executive Officers". UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ELECTION OF SUCH NOMINEES. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If for any reason any nominee should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

VOTING REQUIREMENTS

     The affirmative vote of holders of a plurality of the outstanding shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of the election of directors. Proxies solicited by the Board of Directors will be voted for approval of the election of directors. Stockholders are entitled to cumulate their votes with respect to the election of directors and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Stockholders shares are entitled, or may distribute their votes on the same principle among as many candidates as they choose, provided that votes cannot be cast for more than the total number of directors to be elected. In order to cumulate votes, at least one Stockholder must announce, prior to the casting of votes for the election of directors, that he or she intends to cumulate votes. As is indicated in the proxy, discretionary power to cumulate votes is being solicited. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee.

For this purpose, a Stockholder voting through a proxy who abstains
--------------------------------------------------------------------
with respect to approval of the election of directors is considered to
-----------------------------------------------------------------
be present and entitled to vote on the approval of the election of
-----------------------------------------------------------------
directors at the meeting and is in effect a negative vote, but a
-----------------------------------------------------------------
Stockholder, (including a broker) who does not give authority to a
-----------------------------------------------------------------
proxy to vote on the election of directors shall not be considered
-----------------------------------------------------------------
present and entitled to vote on the election of directors.
----------------------------------------------------------

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.







































DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company as of July 8, 1997.

NAME                    AGE       POSITION, TENURE AND EXPERIENCE
--------                ---       --------------------------------
Wayne R. Collignon      43        Mr. Collignon has been the
                                  Company's President and Chief
                                  Executive Officer since August 10,
                                  1995 and a Director since August 31,
                                  1995. He was the Company's general
                                  manager from June, 1993 through
                                  August 10, 1995.  Previously, he
                                  served as Vice President at All
                                  Makes Office Furniture in Omaha,
                                  Nebraska where his career spanned
                                  nineteen years.

Dirk D. Anderson        33        Mr. Anderson has been the Company's
                                  Chief Financial Officer since August
                                  10, 1995 and a Director since
                                  December, 1995.  He was the
                                  Company's controller from August,
                                  1993 through August 10, 1995.
                                  Previously, he served as an Audit
                                  Manager at Semple & Cooper, PLC
                                  where his career spanned seven
                                  years.

Scott W. Ryan           51        Mr. Ryan has been a Director since
                                  December, 1995.  He was appointed to
                                  the Board by the Company's Preferred
                                  Stockholders.  Mr. Ryan is the
                                  President of S.W. Ryan & Company,
                                  Inc. which is a securities brokerage
                                  and asset management firm located in
                                  Bala Cynwyd, Pennsylvania founded by
                                  Mr. Ryan in 1988.  Previously, Mr.
                                  Ryan was with other securities
                                  brokerage firms including Walsh
                                  Greenwood & Co., Merrill Lynch and
                                  Goldman, Sachs & Co.  Mr. Ryan is
                                  also a Board Member of NASD District
                                  #9.



BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended March 31, 1997, the Board of Directors met six times. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee, and the entire Board is responsible for recommending nominees to serve on the Board.

     During the fiscal year ended March 31, 1997, the Board of Directors appointed Scott W. Ryan to the Audit Committee. The functions of the Audit Committee are to receive reports with respect to loss contingencies, the public disclosure through financial statement notation of which may be legally required; annually review and examine those matters that relate to the financial audit of the Company; recommend to the Company's Board of Directors the selection, retention and termination of the Company's independent accountants; review the professional services, proposed fees and independence of such accountants; and provide for the periodic review and examination of management performance in selected aspects of corporate responsibility. The Audit Committee met once during the fiscal year ended March 31, 1997.

     During the fiscal year ended March 31, 1997, the Board of Directors appointed Scott W. Ryan and Wayne R. Collignon to the Compensation Committee. The functions of the Compensation Committee are to review annually the performance of the Chief Executive Office and President and of the other principal officers whose compensation is subject to the Committee's review and reports thereon to the Company's Board of Directors. In addition, the Compensation Committee reviews the compensation of outside directors for their services on the Board of Directors and report thereon to the Board of Directors. The Compensation Committee met once during the fiscal year ended March 31, 1997.

     During the fiscal year ended March 31, 1997, each incumbent director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees on which such director served (during the period for which such person was a director).

COMPENSATION OF DIRECTORS

     The Company provides for annual compensation to its non-employee directors of $5,000. In addition, the Company reimburses them for reasonable expenses incurred in attending meetings.





EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the current Chief Executive Officer (Named Executive Officer) of the
Company. Compensation for each of the Company's other executive officers was less than $100,000 during fiscal 1997.

               SUMMARY COMPENSATION TABLE

                      ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                      -------------------                           AWARDS
                                                            --------------------
NAME AND PRINCIPAL                                         SECURITIES UNDERLYING
POSITION              YEAR ENDED     SALARY ($)  BONUS ($)    OPTIONS (#)
-------------         -----------    ----------  --------   --------------------
Wayne R. Collignon    March 31, 1997 $105,000    $14,281    83,334
CEO and President(1)  March 31, 1996  105,000          0    16,666 (2)
                      March 31, 1995   80,000     25,000         0

-------------------------------
(1) Mr. Collignon became Chief Executive Office and President of the Company in August 1995. From June 1993 through August 1995, Mr. Collignon was the Company's general manager.
(2)     Restated to reflect 1-for-6 reverse split.

OPTION GRANTS

     The Company has not adopted any stock option plan, although the Board is requesting the stockholders to approve such a plan in Proposal Two. The following table provides information with respect to non-qualified stock option grants made to the named Executive Officer during the periods indicated.

                       OPTION GRANTS IN LAST FISCAL YEAR

             NUMBER OF         PERCENT OF TOTAL    EXERCISE
             SECURITIES        OPTIONS GRANTED     OR BASE
          UNDERLYING OPTIONS   TO EMPLOYEES IN      PRICE       EXPIRATION
NAME          GRANTED (#)      FISCAL YEAR        ($/SHARE)        DATE
-------     -----------        ------------       ---------       -----
Wayne R.    83,334 (1)         50%               $1.00         August 10, 2005
Collignon
-----------------------
(1)     Such options are presently exercisable; provided, however, that Mr.
        Collignon may not sell or otherwise transfer any shares upon exercise of the option until August 19, 1997.  The Company has agreed to register the shares issuable upon exercise of the option by filing a registration statement on Form S-8 with the Securities and Exchange Commission.  The option exercise price equals the fair market value of the underlying common stock on the date of grant.









AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the number of unexercised options held by the Named Executive Officer at March 31, 1997. No options were exercised by the named Executive
Officer during the fiscal year ended March 31, 1997.


 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                             NUMBER OF SECURITIES UNDERLYING UNEXERCISED
NAME                         OPTIONS AT FY-END (#) -- EXERCISABLE/UNEXERCISABLE
------------                 --------------------------------------------------
Wayne R. Collignon               100,000/0

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     On August 10, 1996, the Company entered into an employment agreement with Wayne Collignon pursuant to which he serves as the Company's President and Chief Executive Officer. Unless sooner terminated, the agreement continues through August 10, 1998, and is automatically extended for successive one year periods unless either the Board of Directors or Mr. Collignon gives written notice to the other at least ninety days prior to the end of the initial or any renewal term of its or his intention not to renew. Under the agreement, Mr. Collignon receives a base annual salary of $105,000. Increases to Mr. Collignon's base salary and bonuses are at the discretion of the Company's Board of Directors. Mr. Collignon is entitled to participate in all retirement and employee benefit plans that the Company may adopt for the benefit of its senior executives, and is entitled to a car allowance of $300 per month. The agreement also entitled Mr. Collignon to receive the options described above under the heading "Option Grants".

     Under the agreement, if Mr. Collignon's employment is terminated by reason of death, Disability or Retirement, upon expiration of the term of the agreement, by the Company for Cause or by Mr. Collignon without Good Reason (in each case as such terms are defined in the agreement), the Company shall: (i) pay Mr. Collignon any base salary which has accrued but not been paid as of the termination date (the "Accrued Base Salary" ); (ii) reimburse Mr. Collignon for expenses incurred by him prior to termination which are subject to reimbursement pursuant to applicable Company policies (the" Accrued Reimbursable Expenses"); (iii) provide to Mr. Collignon any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans (the "Accrued Benefits"); (iv) pay Mr. Collignon any discretionary bonus with respect to a prior fiscal year which has accrued and been earned but has not been paid (the "Accrued Bonus"); (v) permit Mr. Collignon to exercise all vested, unexercised stock options outstanding at the termination date; and (vi) to the extent permitted by the terms of the policies then in effect, give Mr. Collignon a right of first refusal to cause the transfer of the
ownership of all key-man life insurance policies maintained by the Company on Mr. Collignon to Mr. Collignon at Mr. Collignon s expense (the "Right of First Refusal"). If Mr. Collignon's employment is terminated by the Company without cause or by Mr. Collignon for Good Reason, the Company shall: (i) pay Mr. Collignon the Accrued Base Salary; (ii) pay Mr. Collignon the Accrued Reimbursable Expenses;
(iii) pay Mr. Collignon the Accrued Benefits; (iv) pay Mr. Collignon the Accrued Bonus; (v) pay Mr. Collignon his base salary, as and when it would have been paid had the termination not occurred, for a period of six months following the termination date; (vi) maintain in effect, until the first to occur of (vii) his attainment of comparable benefits upon alternative employment or (ii) six months following the termination date, the employee benefits in which he was entitled to participate immediately prior to such termination; (iix) permit Mr. Collignon to exercise all vested, unexercised stock options in accordance with the terms of the plans and agreements pursuant to which they were issued; and (ix) give Mr. Collignon the Right of First Refusal.

     On August 19, 1996, the Company amended the employment agreement to include compensation pursuant to a change in control. Under this agreement, if Mr. Collignon's employment is terminated by the Company subsequent to a Change of Control of the Company either by the new controlling party or by the Executive for Good Reason, Mr. Collignon will receive a two-year consulting agreement at $100,000 per year in addition to the severance pay detailed above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to provide the Company with the copies of such reports furnished to the Company and written representations that no other reports were required. Based solely upon a review of such reports and representations, the Company believes that all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% stockholders were timely satisfied during the fiscal year ended March 31, 1997.






       12                      PROPOSAL TWO
                    APPROVAL OF 1997 STOCK OPTION PLAN

     On March 6, 1997, the Board of Directors, subject to Stockholder approval, unanimously adopted the Reconditioned Systems, Inc. 1997 Stock Option Plan (the "Plan"). Under the Plan, up to 50,000 shares of Common Stock could be issued upon the exercise of options under the Plan. At the Annual Meeting, the Stockholders are being asked to approve the Plan.

     The Board of Directors believes that the Plan will assist the Company in the recruitment, retention and motivation of key employees and consultants who are highly qualified and in a position to make material contributions to the Company's success. The Plan is intended to offer these individuals a significant incentive through awards of Incentive Stock Options and Nonqualified Options. Non-employee directors are eligible to participate in the Plan.

     The Company's continued employment growth and need for highly qualified employees make the Plan essential to the Company's ability to recruit and retain its employees. The Board of Directors believes that the Plan is necessary to enable it to compete with other companies to secure and retain valuable employees.

     The Company intends to register the 100,000 shares issuable upon the exercise of options under the Plan on Form S-8 under the Securities Act of 1933, as amended, as soon as is practicable after receiving Stockholder approval.

SUMMARY OF THE PROVISIONS OF THE PLAN

     The description of the Plan set forth below is a summary only and is qualified in its entirety by reference to the text of the proposed Plan, a copy of which is attached to this Proxy Statement as Exhibit
1. Capitalized terms not otherwise defined shall have the meanings assigned to such terms in the Plan.

     ELIGIBILITY AND PARTICIPATION. Participants in the Plan are selected by the Board of Directors, which administers the Plan. The Plan contemplates that options will be granted from time to time to officers, key employees and certain consultants and advisors of the Company. Usually, the only consideration received by the Company for the grant of an award will be past services and/or the expectation of future services. The Plan does not confer on any Participant any right with respect to continued employment or other service to the Company and will not interfere in any manner with the right of the Company to terminate a Participant's employment or other service at any time.

     ADMINISTRATION. The Plan is administered by the Board. The Board is authorized to: (i) select Participants in the Plan; (ii) determine the type and amount of awards, including the number of shares of Common Stock covered by any awards; (iii) determine the vesting and exercise provisions of awards; (iv) determine whether, when and to
what extent awards are to be made, subject to the restrictions of the Plan; (v) determine the terms and conditions of any award; (vi) adjust the terms and conditions of any award, unless otherwise prohibited or restricted under the Plan; (vii) prescribe forms; (viii) issue Common Stock within the provisions of the Plan; (ix) assist any Participant in the exercise of one or more awards; (x) determine to what extent and under what circumstances loans extended under any financial assistance arrangement would be forgiven by the Company in whole or in part; (xi) accelerate the benefits of an award in the event of a Corporate Transaction or Change of Control, as defined below, or in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement with the consent of the Company, entry into public or military service with a related leave of absence from the Company, hardship or other special circumstances; (xii) make such adjustments in the number, option prices and kind of shares or other rights covered by outstanding awards or otherwise issuable under the Plan, to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from any stock dividend, stock split, exchange or combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, split-off, split-up, reorganization, liquidation of assets or issuance of warrants in any corporate transaction; (xiii) interpret the provisions of the Plan and any award issued thereunder; and (xiv) delegate certain decisions to officers of the Company, provided that no delegation may be made that would cause any award to cease to be exempt from Section 16(b) of the Exchange Act. All determinations by the Board are final and binding. No member of the Board is liable for any action or determination made in good faith and the Company must indemnify each Board member against any losses incurred in connection with any action taken or failure to act under the Plan.

     AMENDMENT AND TERMINATION. The Board may amend the Plan, provided, however, that no such amendment may increase the maximum number of shares of Common Stock issuable in the aggregate or to any one Participant, or cause the Plan to cease to satisfy any applicable condition of Rule 16b-3 of the Exchange Act, without the approval of the Stockholders. The Plan will terminate on the earlier of May 6, 2007, or the date on which all awards available for issuance during the last year of the Plan shall have been issued or canceled.

     LIMITATIONS ON AWARDS. Subject to adjustment under certain circumstances, the total number of shares of Common Stock available for purchase pursuant to grants under the Plan is 100,000. Any grants are in the discretion of the Board and no grants are required to be made during any calendar year. In no event shall the total number of shares of Common Stock covered by grants to any one individual exceed 5,000 per year or 50,000 over the term of the Plan. No Incentive Stock Option or Nonqualified Option may be exercised more than 10 years from the date of grant (or more than 5 years from the date of grant of an Incentive Stock Option in the case of an Optionee who owns, directly
or indirectly, 10% or more of the outstanding voting power of all classes of stock of the Company).

     PRICING AND PAYMENT OF OPTIONS. The per-share exercise price of each stock option granted under the Plan will be established by the Board at the time of award. Subject to the provisions of the Code, stock option grants to Participants may be either Incentive Stock Options or Nonqualified Stock Options. In the case of an Incentive Stock Option, the per share exercise price may be no less than 100% of the market value of a share of Common Stock on the date of grant (110% in the case of an Optionee who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of the Company). In the case of a Nonqualified Stock Option, the per share exercise price may be no less than 85% of the market value of the Common Stock on the date of grant. With respect to Incentive Stock Options, the aggregate market value of the Common Stock for which one or more options granted to any Optionee may become exercisable during any one calendar year may not exceed $100,000. Under the Plan, the market value of the Common Stock presently equals an amount determined by the Board after taking into account such factors as it deems appropriate. The Board deems the market value of the Common Stock on the Record Date to be $1.87 per share.

     Under the Plan, the purchase price of an option is payable upon exercise (i) in cash; (ii) in nonforfeitable, unrestricted Common Stock already owned by a Participant; (iii) through a sale and remittance procedure by which a Participant delivers concurrent written instructions to a Company-designated brokerage firm to immediately sell the purchased Common Stock and remit to the Company sufficient funds to pay for the options exercised and by which the Company delivers the certificates for the purchased Common Stock directly to the brokerage firm; or (iv) in any other legal consideration that the Board may deem appropriate. For a Nonqualified Option, a grant may also provide that payment may be made in the form of shares that are subject to risk of forfeiture or restrictions on transfer, provided that such risks of forfeiture and restrictions on transfer shall apply to the same number of shares of Common Stock received by the Participant as applied to the forfeitable or restricted Common Stock surrendered by the Participant.

     The Board may, in its discretion, assist any Participant in the exercise of one or more awards under the Plan, including the satisfaction of any federal, state, local and foreign income and employment tax obligations arising therefrom, by extending a loan to such Participant, by permitting the Participant to pay the exercise price in installments or by granting a cash bonus to the Participant to permit the Participant to pay tax obligations. Loans or installment payments may be authorized either with or without collateral; however, the maximum loan or installment available may not exceed the exercise price (less the par value of such Common Stock) plus applicable federal, state and local income and employment tax obligations incurred by the Participant in connection with the acquisition. In
addition, the Board at its discretion may forgive one or more loans extended to a Participant (but not that portion of a loan equal to the par value of the Common Stock acquired).

     Under the Plan, a stock option grant may provide for the automatic grant to a participant of Reload Option Rights upon the exercise of Incentive Stock Options or Nonqualified Options, provided that the term of any Reload Option Right shall not extend beyond the term of the option originally exercised.

     INCENTIVE STOCK OPTIONS. Incentive Stock Options, within the meaning of Section 422 of the Internal Revenue Code ("ISOs"), may be granted at the discretion of the Board under the Plan. No provision of the Plan relating to ISOs may be interpreted or authority exercised so as to disqualify the awards or the Plan under Section 422 of the Code.

     VESTING OF AWARDS. The Board has the authority to determine the vesting and exercise provisions of all awards granted under the Plan.

     The Board, in its sole discretion, may accelerate the benefits of any award under the Plan in the event of a Corporate Transaction or Change of Control, with such acceleration rights being granted in connection with an award pursuant to an agreement evidencing the same or at any time after an award has been granted to a Participant. "Corporate Transaction" means (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger. "Change of Control" means a change in ownership or control of the Company either by (i) the direct or indirect acquisition by any person or related group of persons other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's Stockholders or other transaction, in each case which the Company's Board of Directors does not recommend such Stockholders to accept; or (ii) a change in the composition of the Company's Board of Directors over a period of 36 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either have been Board members continuously since the beginning of such period or have been elected or nominated for
election as Board members during such period by at least a majority of the Board members continuously serving at the beginning of such period who were still in office at the time such election or nomination was approved by the Board.

RESTRICTIONS ON RESALE. Any grant made under the Plan may provide that all or any part of the shares to be issued upon the exercise of options shall be subject to restrictions upon transfer. In addition, the Company shall not be obligated to recognize the exercise of an option or otherwise issue or sell shares of Common Stock if such exercise, issuance or sale would result in a violation of any federal or state law, rule or regulation (including without limitation any registration requirement) or exchange requirement. Generally, no person who acquires shares of Common Stock under the Plan may offer to sell such shares of Common Stock unless such offer is made (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or (ii) pursuant to an appropriate exemption from the registration requirements of the Securities Act, such as the one set forth in Rule 144 promulgated thereunder.

     Under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person who is a beneficial owner of more than 10% of any equity security of the Company registered under the Exchange Act (such as the Common Stock of the Company), or an executive officer or director of the Company, is deemed to be an "affiliate" of the Company and may be liable to the Company for any profit realized from any sale of Common Stock or any other equity security of the Company within a period of less than six months before or after any purchase of an equity security of the Company, irrespective of the intention on the part of such person in entering into the transaction.

     FEDERAL INCOME TAX CONSIDERATIONS. The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the Plan. The following discussion does not address state, local or foreign tax consequences.

     A Participant will not recognize taxable income upon the grant or exercise of an ISO except under certain circumstances when the exercise price is paid with already-owned shares of Common Stock that were acquired through the previous exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. For the exercise of an ISO to qualify for the foregoing tax treatment, the Participant generally must be an employee of the Company from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. The Company will not be entitled to any deduction with respect to the grant or exercise of
an ISO.

     If shares acquired upon exercise of an ISO are not disposed of by the Participant within two years from the date of grant or within one year after the transfer of such shares to the Participant (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the Participant and
(ii) the Company will not be allowed a deduction in connection with such ISO or the Common Stock acquired pursuant to the exercise of the ISO. If a sale of such Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of a Participant to utilize a long-term capital loss will depend upon the Participant's other tax attributes and the statutory limitations on capital loss deductions not discussed herein. To the extent that alternative minimum taxable income was recognized on exercise of the ISO, the basis in the Common Stock acquired may be higher for determining a long-term capital gain or loss for alternative minimum tax purposes.

     A "disqualifying disposition" will result if Common Stock acquired upon the exercise of an ISO (except in the circumstances of a decedent's ISO as described below) is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition (except in the case of a Participant subject to restrictions under Section 16 of the Exchange Act, as noted below), the Participant will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. If the amount realized on the sale is less than the exercise price, then the Participant will recognize no ordinary income, and the recognized loss will be reportable as a short-term capital loss. The Participant will report as a short-term capital gain, as applicable, any amount recognized in excess of the fair market value on the date of exercise, and the Company will be allowed a deduction on its federal income tax return in the year of the disqualifying disposition equal to the ordinary income recognized by the Participant. To the extent that alternative minimum taxable income was recognized on exercise of the ISO, the basis in the Common Stock acquired may be higher for determining a short-term capital gain or loss for alternative minimum tax purposes.

     The general rules discussed above are different if the Participant disposes of the shares of Common Stock in a disqualifying disposition in which a loss, if actually sustained, would not be recognized by the Participant. Examples of these dispositions include gifts or sales to related parties such as members of the Participant's family and corporations or entities in which the Participant owns a majority equity interest. In such circumstances, the Participant would
recognize ordinary income equal to the difference between the exercise price of the Common Stock and the fair market value of the Common Stock on the date of exercise. The amount of ordinary income would not be limited by the price at which the Common Stock was actually sold by the Participant.

     If the Participant retires or otherwise terminates employment with the Company, other than by reason of death or permanent and total disability, an ISO must be exercised within three months of such termination in order to be eligible for the tax treatment of the ISOs described above, provided the ISO Holding Period requirements are met. If a Participant terminates employment because of a permanent and total disability, the ISO will be eligible for such treatment if it is exercised within one year of the date of termination of employment, provided the ISO Holding Period requirements are met. In the event of a Participant's death, the ISO will be eligible for such treatment if exercised by the Participant's legatees, personal representatives or distributees within one year from the date of death, provided that the death occurred while the Participant was employed, within three months of the date of termination of employment or within one year following the date of termination of employment because of permanent and total disability.

     In general, a Participant to whom a Nonqualified Option is granted will recognize no taxable income at the time of the grant. Upon exercise of a Nonqualified Option, the Participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the Nonqualified Option, and the Company will generally be entitled to a deduction equal to the ordinary income recognized by the Participant in the year the Participant recognizes ordinary income, subject to the limitations of Section 162(m) of the Code.

     For purposes of the alternative minimum tax applicable to individuals, the exercise of an ISO is treated in the same manner as the exercise of a Nonqualified Option. Thus, a Participant must, in the year of option exercise, include the difference between the exercise price and the fair market value of the stock on the date of exercise in alternative minimum taxable income. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income currently, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     The Company is required to withhold certain income taxes from Participants upon exercises of Nonqualified Options. The Company will be entitled to a business expense deduction for both financial statement and federal income tax purposes equal to the ordinary income recognized by the Participant in the year the Participant recognizes ordinary income from the exercise of Nonqualified Options.

     In addition to the foregoing federal tax consequences, the
exercise, ultimate sale or other disposition of awards by Participants will in most cases be subject to state income taxation.

PLAN BENEFIT ANALYSIS

     Because the Plan is a new plan, no grants have been made thereunder. Further, because grants are determined in the discretion of the Board, benefits to executive officers and other employees that will be received, or that would have been received during the previous year had the Plan been in effect, are not yet determinable. Because they are eligible to participate in the Plan, the Company's executive officers and employee directors have an interest in the Plan proposed for Stockholder approval.

VOTING REQUIREMENTS

     Each holder of Common Stock is entitled to one vote per share held. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposal Two. Stockholders are not entitled to cumulate votes.

     For this purpose, a Stockholder voting through a proxy who
----------------------------------------------------------------
abstains with respect to approval of Proposal Two is considered to be
---------------------------------------------------------------------
present and entitled to vote on the approval of Proposal Two at the
---------------------------------------------------------------------
meeting, and is in effect a negative vote, but a Stockholder
---------------------------------------------------------------
(including a broker) who does not give authority to a proxy to vote on
--------------------------------------------------------------------
the approval of Proposal Two shall not be considered present and
------------------------------------------------------------------
entitled to vote on Proposal Two.
----------------------------------


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.













                              PROPOSAL THREE
      RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

CHANGES IN THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

     On March 21, 1996, the Company, acting on the direction of its Board of Directors, informed McGladrey & Pullen LLP that is would be seeking additional fee proposals for its March 31, 1996 audit. On March 22, 1996, McGladrey & Pullen, LLP notified the Company that the firm would not be submitting a proposal. Accordingly, on March 22, 1996, the client-auditor relationship between the Company and McGladrey & Pullen, LLP ceased.

     McGladrey & Pullen, LLP's reports on the Company's financial statements for the years ended March 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles, financial disclosures, or auditing scope or procedure through McGladrey & Pullen, LLP's issuance of their report in connection with their audit of the Company's financial statement for the years ended March 31, 1995 or 1994.

     The only disagreement in connection with the Company's interim reports on Form 10-QSB filed subsequent to the Company's Form 10-KSB filing for the year ended March 31, 1995 is discussed in the following paragraph.

     During March, 1996, the Company requested that McGladrey & Pullen, LLP reissue their report on the Company's 1995 and 1994 financial statements for inclusion in the 1996 Proxy Statement. In connection with that engagement, McGladrey & Pullen, LLP determined that the Company had accrued dividends on its 9% Series A Convertible Preferred Stock in its last three Form 10-QSB filings. McGladrey & Pullen, LLP advised the Company that, inasmuch as such dividends had not been declared, in their opinion, accrual of these dividends was not in accordance with generally accepted accounting principles. The Company originally disagreed, but eventually acquiesced and, on March 19, 1996, amended its Form 10-QSB filings for the quarters ended June 30, 1995, September 30, 1995, and December 31, 1995.

     On March 28, 1996, the Company selected Semple & Cooper, PLC as its new independent accountants.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Board of Directors has selected, and is submitting to the Stockholders for ratification, the appointment of Semple & Cooper, PLC to serve as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 1998 and to perform other accounting services as may be requested by the Company. Semple & Cooper, PLC has acted as independent public
accountants for the Company since its appointment effective March 28, 1996.

     The Company does not expect that representatives of Semple &
Cooper, PLC will be present at the 1997 Annual Meeting, that they will have the opportunity to make a statement, or that they will be available to respond to appropriate questions.

     Although it is not required to do so, the Board of Directors has submitted the selection of Semple & Cooper, PLC to the Stockholders for ratification.

VOTING REQUIREMENTS

     Each holder of Common Stock is entitled to one vote per share held. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposal Three. Proxies solicited by the Board of Directors will be voted for approval of Proposal Three. Stockholders are not entitled to cumulate votes.

For this purpose, a Stockholder voting through a proxy who abstains
--------------------------------------------------------------------
with respect to approval of Proposal Three is considered to be present
--------------------------------------------------------------------
and entitled to vote on the approval of Proposal Three at the meeting,
--------------------------------------------------------------------
and is in effect a negative vote, but a Stockholder (including a
-------------------------------------------------------------------
broker) who does not give authority to a proxy to vote on the approval
---------------------------------------------------------------------
of Proposal Three shall not be consider present and entitled to vote -
------------------------------------------------------------------
on Proposal Three.
------------------

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL THREE.















                              OTHER MATTERS

     The Company's Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of the Stockholders other than those described above. If other business requiring a vote of the Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the Annual Meeting should be presented, the holder of the proxies will vote against consideration thereof or action thereon.


                          STOCKHOLDER PROPOSALS

     The Company welcomes comments or suggestions from its Stockholders. If a Stockholder desires to have a proposal formally considered at the 1998 Annual Meeting of Stockholders, and evaluated by the Board for possible inclusion in the Proxy Statement for that meeting, the proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act) must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before March 15, 1998.

                              ANNUAL REPORT

     The Company's Annual Report to Stockholders, with audited financial statements, accompanies this Proxy Statement and was mailed this date to all Stockholders of record as of the Record Date. The Company will furnish to any Stockholder submitting a request, without charge, a copy of the Company's Annual Report on Form 10-KSB. Any exhibit to the Annual Report on Form 10-KSB will be furnished to any Stockholder of the Company. The fee for furnishing a copy of any exhibit will be 25 cents per page plus $3.00 for postage and handling.


















                              [FRONT OF CARD]

RECONDITIONED SYSTEMS, INC.                                 PROXY
444 WEST FAIRMONT, TEMPE, ARIZONA 85282
-----------------------------------------------------------------
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Wayne Collignon and Dirk Anderson, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of Reconditioned Systems, Inc. held by the undersigned on June 27, 1997. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Annual Meeting and are authorized to cumulate votes with respect to the election of directors.
     THIS PROXY, WHEN PROPERLY EXECUTED , WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.
     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
            (Continued and to be SIGNED on the reverse side.)
-----------------------------------------------------------------
                             [REVERSE OF CARD]
Please mark boxes X in blue or black ink. This Board of Directors recommends a vote FOR each of the proposals listed below.

1. Elector of Directors: Wayne R. Collignon, Dirk D. Anderson, and Scott W. Ryan
  / / FOR the nominees listed above.

 / / Withhold authority to vote for the following nominees: _____

2.  Approval to adopt the Reconditioned Systems, Inc. 1997 Stock
Option Plan.           / / FOR     / / AGAINST    / / ABSTAIN

3. Ratification of the appointment of Semple & Cooper, PLC as independent public accountants.
                      / / FOR     / / AGAINST     / / ABSTAIN
                  Please sign exactly as name appears on reverse side. When shares are held by joint tenants,

                  both should sign. When signing as an attorney, executor, administator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                  Dated: __________________, 1997
                  Signature(s) _________________________________
                  Signature if held jointly ____________________